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                                                                       Exhibit 5

                                                  January 30, 1998



Board of Directors
Dairy Mart Convenience Stores, Inc.
210 Broadway East
Cuyahoga Falls, Ohio 44222


Ladies and Gentlemen:


        We have acted as counsel to Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Post-effective amendment No. 1 to a Registration Statement on Form S-2 (File #33-31266) (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 1,715,000 Class A Common Stock Purchase Warrants (the "Warrants") and 1,715,000 shares of the Company's Class A Common Stock, par value $.01 per share ("Shares") to be issued pursuant to the exercise of the Warrants, for resale to the public by the current holders thereof. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.


        In connection with this opinion, we have examined the Company's amended and restated certificate of incorporation and by-laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant and the Registration Statement and the exhibits thereto.


        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that (i) the Warrants and the Shares have been duly and validly authorized by the Company and (ii) the Shares, upon receipt by the Company of the exercise price provided for, and upon the terms set forth, in the Warrants, will have been duly and validly issued, fully paid and non-assessable shares of the Class A Common Stock, par value of $.01 per share.

        Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

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Mintz, Levin, Cohn, Ferris,     Glovsky and Popeo, P.C.


     Dairy Mart Convenience Stores, Inc.
     January 30, 1998
     2




        We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Certain Legal Matters" in the prospectus included in the Registration Statement.


                                        Very truly yours,


                                        MINTZ, LEVIN, COHN, FERRIS,
                                        GLOVSKY AND POPEO, P.C.